Exhibit 10.2

AMENDMENT NO. 1 TO

YELLOW CORPORATION PENSION PLAN

As amended and restated January 1, 2004

WHEREAS, Yellow Roadway Corporation (the “Company”) previously adopted the Yellow Corporation Pension Plan, as amended and restated January 1, 2004 (the “Plan”);

WHEREAS, the Plan allows benefit distributions in the form of annuities and in Section 5.1(h) provides for retroactive payments when benefit payments commence after a participant’s annuity starting date;

WHEREAS, the Internal Revenue Service has issued guidance that requires the amendment of the Plan to include additional provisions with respect to the retroactive annuity starting date;

NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be amended as stated below:

“THIS AMENDMENT, effective as of January 1, 2004, is made and entered into by Yellow Roadway Corporation to amend the Yellow Corporation Pension Plan, as amended and restated January 1, 2004, as follows:

1.	Section 5.1(c) is amended to read in its entirety as follows:

“(c)	At the time prescribed in Section 5.1(f) below with respect to the Participant’s annuity starting date (i.e., the first date on which an amount is paid or payable as an annuity or any other form), if a proper election is made as provided below, in lieu of the 50% Joint and Survivor Annuity, a Participant and his Eligible Spouse may elect in writing to receive the Participant’s Pension in the form of a single life Pension based on the Participant’s life as provided in Article IV or, if eligible, may elect an optional form of Pension under Section 5.3.”

2.	Sections 5.1(e) through (h) are deleted and the following provisions are added:

“(e)	For purposes of Section 401(a)(11) of the Code, the Pensions for both married and unmarried Participants, described herein (other than certain of the optional forms under Section 5.3) are qualified joint and survivor annuities. Any Pension herein which provides an annuity for the life of the Eligible Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Eligible Spouse, is a qualified joint and survivor annuity.

(f)	The Administrative Committee shall provide to each Participant a written explanation of (i) the terms and conditions of the qualified joint and survivor annuity and each optional form of Pension and (ii) the relative values of the various optional forms of benefits available under the Plan, (iii) the Participant’s right to make, and the effect of, an election to waive the qualified joint and survivor annuity form of Pension, (iv) the rights of the Participant’s Eligible Spouse to receive the benefit and (v) the right to make, and the effect of, a revocation of an election to waive the qualified joint and survivor annuity form of Pension by electing a different form of Pension. The written explanation shall clearly state that the Participant has at least 30 days in which to consider whether to waive the joint and survivor annuity and elect another form of Pension. The written explanation shall be provided to each Participant at the following time:

(i)	in the case of an explanation provided to a Participant prior to his annuity starting date, not more than 90, and not less than 30, days prior to the Participant’s annuity starting date, or

(ii)	in the case of an explanation provided to a Participant after his annuity starting date, not more than 90, and not less than 30, days prior to the date on which the Participant’s Pension payments commence.

(g)	A Participant may elect to waive the 30-day notice period described in Section 5.1(f) above; provided, however, that the commencement of the Participant’s Pension payments shall not be earlier than the expiration of the 7-day period beginning on the day after the date the written explanation is provided to the Participant.

(h)	Upon the Participant’s receipt of the written explanation described in Section 5.1(f) above, the Participant may elect in writing during the period described in Section 5.1(i) below, to waive the qualified joint and survivor annuity and elect an optional form of Pension, provided that the Participant’s Eligible Spouse consents to such election or the Participant establishes to the satisfaction of the Administrative Committee that the Eligible Spouse’s consent cannot be obtained because (i) there is no Eligible Spouse, (ii) the Eligible Spouse cannot be located or (iii) of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

(i)	A Participant may make or may revoke his election not to take a qualified joint and survivor annuity pursuant to the written explanation described in Section 5.1(f) at any time and any number of times after receiving the written explanation and prior to:

(i)	in the case of a written explanation provided to the Participant prior to his annuity starting date, the later of his annuity starting date or the last day of the 7-day period, or

(ii)	in the case of a written explanation provided to the Participant after his annuity starting date, the last day of the 30-day period described in Section 5.1(f) above or the last day of the 7-day period, whichever is applicable.

(j)	An Eligible Spouse may not revoke his or her consent waiving the right to receive the Pension in the form of a qualified joint and survivor annuity.

(k)	If the Administrative Committee provides the written explanation required by Section 5.1(f) above to a Participant prior to his annuity starting date, the Participant may elect an annuity starting date that is the first day of any calendar month after the written explanation is provided to him; provided, however, that the commencement of the Participant’s Pension payments is not more than 90 days after the date the written explanation is provided. This 90-day requirement will not be violated if the commencement of the Participant’s Pension payments is more than 90 days after the date the written explanation is provided if the delay is solely on account of an administrative delay.

(l)	If the Administrative Committee provides the written explanation required by Section 5.1(f) to a Participant after his annuity starting date, the rules in this Section 5.1(l) shall apply notwithstanding anything in the Plan to the contrary.

(i)	The Participant may elect a date for the commencement of his Pension payment that is after the Participant’s annuity starting date only if all of the following requirements are satisfied:

(A)	The Participant affirmatively elects an annuity starting date that is the first day of any calendar month before the date the written explanation is provided to the Participant, provided that the annuity starting date elected by the Participant shall not be prior to the date on which the Participant otherwise could have first started receiving a Pension under the terms of the Plan (as the Plan is in effect on the Participant’s annuity starting date).

(B)	The commencement of the Participant’s Pension payments is not more than 90 days after the Participant is provided the written explanation; provided, however, that such 90-day requirement will not be violated if the commencement of the Participant’s Pension payments is more than 90 days after the date the written explanation is provided if the delay is solely on account of an administrative delay.

(C)	Subject to any adjustment as may be required to comply with clause (F) below, the Plan pays the Participant a make-up payment in an amount equal to the aggregate amount of any missed payment(s) during the period from the Participant’s annuity starting date to the date of such make-up payment, plus interest as required at a reasonable rate or, if applicable, at the rate specified by the Code or the Treasury regulations, from the date(s) the missed payment(s) would have been made to the date of the actual make-up payment.

(D)	Subject to any adjustment as may be required to comply with clause (F) below, periodic payments to the Participant on and after the date of the commencement of the Participant’s Pension payments are the same as the periodic payments that would have been paid to the Participant on and after his annuity starting date had the Participant’s benefit payments actually commenced on his annuity starting date.

(E)	The Participant’s Eligible Spouse (including an alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code) grants consent to the distribution; provided, however, that the Eligible Spouse’s consent under this clause (E) shall not be required if the amount of the Eligible Spouse’s survivor annuity payments under the Participant’s elected form of Pension benefit is not less than the amount the Eligible Spouse’s survivor annuity payments would have been under the qualified joint and survivor annuity with an annuity starting date after the date the written explanation is provided.

(F)

The distribution commencing on the date of commencement of the Participant’s Pension payments, as adjusted for interest, satisfies the requirements of Section 415 of the Code applied as if the date of commencement of the Participant’s Pension payments was, for all purposes under Section 415 of the Code, including determining the applicable interest rate and the applicable mortality table, the Participant’s annuity starting date; provided, however, that this clause (F) shall not apply to any Pension benefit payable in the form of an annuity if the date of commencement of the Participant’s Pension payments is 12 months or less from his annuity starting date.

(G)	The Pension benefit determined as of the Participant’s annuity starting date satisfies the requirements of Section 415 of the Code, with the applicable interest rate and the applicable mortality determined as of the date of the commencement of the Participant’s Pension payments.

(H)	The form of Pension is not subject to Code Section 417(e)(3).

(ii)	If an individual is a former spouse of the Participant and is not the Eligible Spouse on the Participant’s annuity starting date, then, unless otherwise provided by a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, the consent of such individual will not be required under Section 5.1(h) for the Participant to elect to have his Pension benefit paid in a form other than the joint and survivor annuity.

(iii)	This Section 5.1(l) shall become effective as of January 1, 2004, except that the last sentence of Section 5.1(l)(i)(A) and Section 5.1 (l)(i)(H) shall become effective as of December 16, 2005.

2.	The cross-references of the Plan be redesignated, as necessary, for the revisions in paragraph 1.

3.	Except as otherwise amended by this Amendment No. 1, all provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers as of the 15th day of September 2005.

YELLOW ROADWAY CORPORATION

/s/ Harold D. Marshall
Harold D. Marshall
Vice President – Employment Benefits